Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the

Sarbanes-Oxley Act

I, Ronald H. McGlynn, President and Chief Executive Officer of CRM Mutual Fund Trust (the “Registrant”), with respect to the Registrant’s Form N-CSR for the period ended December 31, 2019 as filed with the Securities and Exchange Commission, certify to the best of my knowledge that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 3/5/2020	/s/ Ronald H. McGlynn
Ronald H. McGlynn, President and Chief Executive Officer
(Principal Executive Officer)

I, Michelle Kaufmann, Treasurer of CRM Mutual Fund Trust (the “Registrant”), with respect to the Registrant’s Form N-CSR for the period ended December 31, 2019 as filed with the Securities and Exchange Commission, certify to the best of my knowledge that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 3/5/2020	/s/ Michelle Kaufmann
Michelle Kaufmann, Treasurer
(Principal Financial Officer)